QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

RADIO UNICA COMMUNICATIONS CORP. ANNOUNCES
FIRST QUARTER RESULTS

Revenues Increase 18% for First Quarter
First Quarter EBITDA Improves by 45%

        MIAMI, FL, May 12, 2003—Radio Unica Communications Corp. (OTCBB: UNCA), the nation's only Spanish language radio network, today announced financial results for the first quarter ended March 31, 2003.

        Revenue for the first quarter ended March 31, 2003 increased by 18% to $9.6 million from $8.2 million in the same period of last year. Revenue relating to the radio broadcasting business increased by 3% to $6.8 million from $6.6 million in the same period last year.

        EBITDA improved by 45% to a loss of $1.6 million from a loss of $2.9 million in the same period last year. EBITDA relating to the radio broadcasting business improved by 50% to a loss of $1.6 million from a loss of $3.1 million in the same period last year. Please see attached table for a reconciliation of the most directly comparable generally accepted accounting principles ("GAAP") financial measure to EBITDA.

        The net loss for the first quarter of 2003 was $7.3 million, or $0.35 per basic and diluted share, compared to a net loss of $8.0 million, or $0.38 per basic and diluted share in the same period last year.

        Commenting on today's announcement, Joaquin F. Blaya, Chairman and Chief Executive Officer of Radio Unica, said, "Despite the difficult economic climate in the first quarter, we were able to grow our top-line by 18%, while continuing to prudently manage our costs. We reduced our radio broadcasting expenses by 10% during the period, which supported a significant improvement in our EBITDA loss. Looking ahead, we are cautiously optimistic that the advertising environment will begin to recover as the nation moves away from the Iraqi conflict. We will continue to operate as efficiently as possible, while seeking to drive revenues and improve cash flows."

About Radio Unica Communications Corp.

        Radio Unica Communications Corp., based in Miami, Florida, is the only national Spanish-language radio network in the country and reaches approximately 75% of Hispanic USA through a group of owned and/or operated stations and affiliates located nationwide. The Company's operations include the Radio Unica Network and an owned and/or operated station group covering the top U.S. Hispanic markets including Los Angeles, New York, Miami, San Francisco, Chicago, Houston, San Antonio, McAllen, Dallas, Fresno, Phoenix, Sacramento and Tucson.

        The conference call to discuss our March 31, 2003 results will be held on May 12, 2003 at 10:30 AM (EST). To listen to this call or for more information on Radio Unica, please visit our Web site at www.radiounica.com.

        This press release contains forward-looking information based upon Radio Unica's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include economic factors, the success of programming strategies and other business factors. For further information, please refer to Radio Unica's filings with the Securities and Exchange Commission. Contacts:

Steven E. Dawson Radio Unica Corp. (305) 463-5000	Chris Plunkett Brainerd Communicators (212) 986-6667

Financial Tables Follow
# # #

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2003	2002
Net revenue	$9,597,394	$8,161,736
Operating expenses:
Direct operating	1,012,535	1,195,473
Selling, general and administrative	4,142,760	3,970,692
Network	2,800,279	3,761,046
Corporate	962,869	925,272
Cost of promotion company sales	2,508,591	1,012,357
Depreciation and amortization	798,700	739,250
Stock option compensation	21,743	160,145

	12,247,477	$11,764,235

Loss from operations	(2,650,083)	(3,602,499)
Other income (expense):
Interest expense	(4,961,083)	(4,513,465)
Interest income	39,435	105,249
Other	242,920	(48,483)

	(4,678,728)	(4,456,699)

Loss before income taxes	(7,328,811)	(8,059,198)
Income tax benefit	—	39,018)

Net loss	$(7,328,811)	$(8,020,180)

Net loss per common share—basic and diluted	$(0.35)	$(0.38)

Weighted average common shares outstanding—basic and diluted	20,941,656	20,941,656

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,129,257	$11,054,978
Accounts receivable, net of allowance for doubtful accounts of $1,134,365 and $1,148,228, respectively	7,275,522	9,494,925
Prepaid expenses and other current assets	3,670,520	2,774,480
Assets held for sale	—	2,925,554

Total current assets	24,075,299	26,249,937
Property and equipment net	22,483,820	23,071,043
Broadcast licenses, net of accumulated amortization of $10,210,423	96,433,935	96,433,935
Other intangible assets, net	8,679,609	8,971,849
Other assets	501,825	437,085

	$152,174,488	$155,163,849

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$901,754	$1,295,971
Accrued expenses	2,472,242	2,905,277
Interest payable	3,164,095	7,784,537
Deferred revenue	384,122	608,218
Current portion of notes payable	632,049	641,741

Total current liabilities	7,554,262	13,235,744
Other liabilities	75,000	75,000
Notes payable	500,000	500,810
Deferred taxes	988,460	988,460
Borrowings under revolving credit facility	10,000,000	—
Senior discount notes	158,088,000	158,088,000
Commitments and contingencies
Stockholders' (deficit) equity:
Preferred stock: $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.01 par value; 40,000,000 shares authorized; 21,420,456 shares issued and 20,941,656 shares outstanding	214,205	214,205
Additional paid-in capital	161,562,205	161,562,206
Treasury stock at cost; 478,800 shares	(1,315,644)	(1,315,644)
Stockholder notes receivable	(789,657)	(789,657)
Deferred compensation expense	(74,483)	(96,226)
Accumulated deficit	(184,627,860)	(177,299,049)

Total stockholders' (deficit) equity	(25,031,234)	(17,724,165)

	$152,174,488	$155,163,849

Use of Non-GAAP Financial Measures

        The Company utilizes a financial measure that is not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The non-GAAP financial measure used in this release is EBITDA. EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. The Company believes that the presentation of EBITDA provides useful information to investors regarding the Company's financial condition because it is a commonly used financial analysis tool for measuring and comparing media companies. EBITDA should not be considered as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.

        Below is a reconciliation of net loss to EBITDA for the Company as well as its radio broadcasting business.

	Consolidated
	Three Months Ended March 31,
	2003	2002
Net Loss	$(7,328,811)	$(8,020,180)
Adjustments:
Interest expense, net	4,921,648	4,408,216
Depreciation and amortization	798,700	739,250
Income tax benefit	—	(39,018)

EBITDA	$(1,608,463)	$(2,911,732)

	Radio Broadcasting
	Three Months Ended March 31,
	2003	2002
Net Loss	$(7,190,758)	$(8,112,656)
Adjustments:
Interest expense, net	4,897,600	4,367,958
Depreciation and amortization	735,057	684,770
Income tax benefit	—	(39,018)

EBITDA	$(1,558,101)	$(3,098,946)

QuickLinks

RADIO UNICA COMMUNICATIONS CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
RADIO UNICA COMMUNICATIONS CORP. CONSOLIDATED BALANCE SHEETS